UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2008

EQUITY MEDIA HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51418	20-2763411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Shackleford Drive, Suite 400 Little Rock, Arkansas	72211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 219-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principle Officers; Election of Directors; Appointment of Principal Officers.

On February 11, 2008, the Board of Directors of Equity Media Holdings Corp. (“EMHC”) determined that Henry G. Luken III, the existing Chairman, would also assume the roles of President and CEO of EMHC.  Mr. Luken is Chairman of Covista Communications and has extensive business and telecommunications experience.  Mr. Luken founded long distance telephone provider Telco Communications and Long Distance Wholesale Club. He has served as EMHC’s Chairman of the Board since March 2007.

The Board of Directors also determined that Larry E. Morton, the President and CEO prior to Mr. Luken, would immediately become the Chairman, President and CEO of Retro Programming Services, Inc., a wholly owned subsidiary of EMHC, and dedicate his efforts to the continued growth of the Retro Television Network (“RTN”).  Mr. Morton has 14 years experience in the broadcasting business and was one of the founders of Equity Broadcasting Corporation.  Mr. Morton remains a member of EMHC's Board of Directors.  Mr. Morton co-developed RTN and created the Centralized Automated Satellite Hub (C.A.S.H.) system, which provides centralized content distribution services.

Messrs. Luken and Morton abstained, as directors, from the vote with respect to the foregoing board initiatives.

The full text of the press release issued on February 13, 2008, in connection with this appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits:

99.1	Press release, dated February 13, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 13, 2008	EQUITY MEDIA HOLDINGS CORPORATION

	By:	/s/ Henry G. Luken III
Henry G. Luken III Chairman of the Board, Chief Executive Officer and President

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